Exhibit 10.2

SUBLEASE

This Sublease (this “Sublease”) is made and entered into effective as of the 31 day of March, 2008 (the “Effective Date”), by and between FMT Services, Inc., a Nevada corporation (“Sublessor”), and Encore Capital Group, Inc., a Delaware corporation (“Sublessee”).

WITNESSETH:

WHEREAS, by that certain Lease Agreement dated effective October 1, 2007, as amended, a copy of which is attached to this Sublease as Exhibit “A” and by this reference made a part hereof (the “Prime Lease”), Sundance III, LLC, a Minnesota limited liability company (“Lessor”), leases to Sublessor, the entire building (the “Building”), consisting of approximately 109,000 square feet (the “Leased Premises”). The Building is located on the real estate commonly known as 14 and/or 16 McLeland Road, St. Cloud, MN 56303 and legally described as Sect-09 Twp-124 Range-028, SUNDANCE COMMERCIAL DISTRICT, Lot-002 Block-001, Stearns County, Minnesota (the “Real Estate”). The Prime Lease is for a term commencing on July 1, 2008 and ending on June 30, 2013.

WHEREAS, Sublessee desires to sublease from Sublessor, and Sublessor desires to sublease to Sublessee, approximately 45,737 square feet within the Leased Premises depicted on the attached Exhibit “B” (the “Subleased Premises”) upon the terms and subject to the conditions and provisions of this Sublease.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained in this Sublease, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, Sublessor and Sublessee agree as follows:

1.	Demise; Use.

(a)        Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, the Subleased Premises for the Term (defined below) and upon the other terms and conditions set forth in this Sublease. Throughout the Term (defined below), Sublessee and Sublessee’s employees shall have the non-exclusive right to use the parking lot and common areas on the Real Estate.

(b)        The Subleased Premises shall be used and occupied by Sublessee and its employees, agents, independent contractors, and invitees solely as a call center and for other general office uses and for no other purpose. Sublessee agrees to conduct its business in a high grade and reputable manner. Sublessee shall promptly comply with all laws, ordinances and regulations affecting the Subleased Premises and promulgated by duly constituted governmental authority, including insurance company requirements affecting the cleanliness, safety, use and occupancy of the Subleased Premises. Sublessee shall not use the Subleased Premises for any purpose which increases the rate of premium cost or invalidates any policy of insurance, covering or carried on the building and the appurtenances thereof; nor conduct any auction, fire, close-out or bankruptcy sales in or about the Subleased Premises; nor obstruct the sidewalks or common areas; nor abuse walls, ceilings, partitions, floors, wood, stone, or iron work; nor maintain any equipment on the roof; nor use plumbing for any purpose other than that for which constructed; nor make or permit any noise or odor objectionable to the public or to other occupants of the Building; nor create, maintain or permit a nuisance within the Subleased Premises.

2.	Term.

(a)        Initial Term. The term of this Sublease shall commence on July 1, 2008 (the “Commencement Date”), and unless sooner terminated pursuant to the provisions of this Sublease, shall expire on June 15, 2013 (the “Initial Term”) or on the earlier termination of the term of the Prime Lease.

(b)        Option. The Initial Term may be extended, at the option of Sublessee (the “Option”), for one (1) successive period of five (5) years (the “Extended Term”) provided that Sublessee is not in default under this Sublease at the time of exercise of the Option or at the expiration of the Initial Term. The Initial Term, together with the Extended Term, if any, shall be referred to in this Sublease as the “Term.” Sublessee may extend the Term for the Extended Term by written notice of its exercise of the Option to Sublessor and Lessor on or before November 30, 2012 (the “Option Exercise Deadline”). It is the intention of the parties to avoid forfeiture of Sublessee’s right to exercise its Option through its inadvertent or negligent failure to give notice of exercise of the Option prior to the Option Exercise Deadline. If Sublessee fails to give timely written notice of exercise of the Option, the Option shall nevertheless remain in full force and effect for a period of ten (10) business days after written notice from Sublessor, subsequent to the Option Exercise Deadline, advising Sublessee that notice of its exercise of the Option has not been received. The Extended Term shall be upon the same terms, covenants, and conditions as provided in this Sublease for the Initial Term. Any termination of this Sublease during the Initial Term or any Extended Term shall terminate all rights of any further extensions hereunder.

3.	Base Rent.

(a)        Sublessee shall pay to Sublessor as annual “Base Rent” for the Subleased Premises the amount of $177,140.63, payable in equal monthly installments of $14,761.72. Base Rent shall increase by three percent (3%) on each anniversary of the Commencement Date throughout the Term. Installments of Base Rent and Additional Rent (defined below) shall be due and payable in advance on the fifth day prior to the first day of each calendar month of the Term. All Base Rent and Additional Rent shall be paid without setoff or deduction whatsoever (except as otherwise provided herein) and shall be paid to Sublessor at its office at 16 McLeland Road, St. Cloud, Minnesota 56303, Attn: Rich Dockendorf or at such other place as Sublessor may designate by written notice to Sublessee. Base Rent and Additional Rent for partial months shall be pro rated on a per diem basis.

(b)        The Base Rent rate for the Extended Term, if any, shall be based upon the Fair Market Value of the Subleased Premises in its unimproved condition (i.e. the Fair Market Value of the Subleases Premises, excluding the value of Improvements (defined below)) (“FMV”) at the time of exercise of the Option, which shall be mutually agreed upon by Sublessor and Sublessee. If Sublessor and Sublessee cannot come to an agreement on the FMV, they shall select a mutually agreeable independent real estate professional (the “Neutral”) to determine the Base Rent for the first year of the Extended Term, and the fees imposed by the Neutral shall be shared equally by Sublessor and Sublessee. Base Rent for each subsequent year during the Extended Term shall increase by three percent (3%) over the Base Rent payable for the preceding year.

(c)        If Sublessee continues to occupy the Subleased Premises, or any part thereof, after the expiration or termination of the Term, whether with or without the consent of Sublessor, such tenancy shall be from month-to-month and the fixed monthly rent shall be equal to one hundred twenty-five percent (125%) of the Base Rent that was due and payable for the month immediately prior to Sublessee’s holding over. If Sublessee’s holdover is without the consent of Sublessor, the acceptance of any rent shall not prevent Sublessor from exercising any remedy to regain immediate possession of the Subleased Premises, and in such event, Sublessee shall indemnify, defend, and hold Sublessor harmless from and against all damages, costs (including reasonable attorneys’ fees), and liabilities incurred by Sublessor to Lessor, whether or not the same are foreseeable, as a result of Subtenant’s failure to timely surrender the Subleased Premises. Sublessor shall provide written notice to Sublessee of any reasonably foreseeable circumstances known to Sublessor which could likely result in Sublessee’s liability for consequential damages as a result of Sublessee holding over beyond the Term; provided, however, Sublessor’s failure to fulfill such undertaking shall not be a defense to any such holding over or release Sublessee from any obligations under this paragraph.

4.	Additional Rent; Payments; Interest.

(a)        Sublessee shall pay to Sublessor Sublessee’s Proportionate Share (defined below) of all (i) utilities relating to the Leased Premises as provided in Section 15 of the Prime Lease unless the same are separately metered and paid for by Lessee in accordance with Section 4 (aa) below, (ii) CAM Costs (as defined in Section 16(c) of the Prime Lease), (iii) maintenance and repair costs as provided in Section 16 (a) and (b) of the Prime Lease (amortized, if at all, as provided in the Prime Lease), and (iv) those Facility Enhancements (as defined in Section 32 of the Prime Lease) listed in the attached Exhibit E (amortized, if at all, as provided in the Prime Lease). Sublessee’s Proportionate Share shall be fifty percent (50%). If Lessor shall issue to Sublessor any credit or refund in respect of any amount due pursuant to this Subsection relating to any part of the Term of this Sublease, Sublessor shall (a) provide Sublessee with a copy of the supporting documentation received by Sublessor pursuant to Section 16 (d) of the Prime Lease and (b) give to Sublessee a credit or refund equal to Sublessee’s Proportionate Share of the portion of such credit or refund.

(aa)        Subject to subsection (ee) below, Sublessee may at any time, by notice to Sublessor, elect to submeter the electricity or any other utility provided to the Subleased Premises. In such case, Sublessee shall, at Sublessee’s expense, install and maintain any submeter and other equipment in order for such utility to be separately measured, Sublessee’s charges under this Sublease for such submetered utility shall be reduced accordingly, and Sublessee shall pay directly for Sublessee’s submetered utility usage. In the event that the usage of any utility by either Sublessor or Sublessee is materially disproportionate to its

Proportionate Share and such disproportionate usage will continue for a material period, either party may request a reasonable and equitable adjustment of the allocation of the charges for such utility under this Sublease. In the event that the parties are unable to resolve such issue within thirty (30) days after written request, the matter will be resolved by arbitration as hereafter provided.

(bb)        Subject to Section 10(a), each party shall be solely responsible for the cost to repair all damage to the Leased Premises or the Building caused by the abuse or misuse by such party or any of its employees, agents, contractors, or invitees.

(cc)        Subject to approval by Sublessor and Lessor as to the manner, method and location of installation and subsection (ee) below, Sublessee shall have the right to install, maintain and remove a generator or UPS serving the Subleased Premises.

(dd)        Sublessee shall have the right to inspect and audit any CAM Costs or other charges passed through to Sublessee under this Section 4(a) in the same manner as provided in Section 16(d) of the Prime Lease.

(ee)        Notwithstanding anything to the contrary in subsections (aa) and (cc) above, Subtenant’s right to separate its utilities and/or install, maintain, and remove a generator or UPS serving the Subleased Premises (collectively the “Sublessee Apparatus”) is conditioned upon (i) the construction, installation, maintenance and removal of the Sublessee Apparatus not interfering with Sublessor’s use of the Leased Premises in Sublessor’s reasonable opinion; (ii) Sublessee repairing any damage to the common areas in the Building in connection with the construction, installation, maintenance and removal of the Sublessee Apparatus; (iii) upon Sublessor’s request, Sublessee shall remove at the end of the Term, at Sublessee’s expense, the Sublessee Apparatus and restore the Subleased Premises and any common areas impacted by the removal of the Sublessee Apparatus; (iii) Sublessee shall reimburse Sublessor for any costs reasonably incurred by Sublessor if the Sublessee Apparatus cannot be completely “dis-entangled” from the systems currently serving the Building; and (iv) to the extent that there is not a 50% reduction in costs associated with the ongoing use of the utilities and UPS serving the Building at the time the Sublessee Apparatus is installed or thereafter, Sublessee shall pay all costs in excess of 50% of the utility charges immediately preceding installation of the Sublessee Apparatus (adjusted to the extent necessary to reflect differentials in usage by Sublessor and rate increases).

Any dispute relating to the proper amount of costs to be passed through to Sublessee under this Section 4(a) that is not resolved by the parties within thirty (30) days shall be resolved by arbitration held in a mutually agreeable location in Saint Cloud, Minnesota before a single arbitrator acceptable to both parties, which arbitration shall be in accordance with the Commercial Arbitration rules of the American Arbitration Association (“AAA”), as such rules are in effect on the date of this Sublease. Each party shall pay its own attorneys’ fees and other costs connected with the presentation of such party’s case, and the costs of the arbitrator and the arbitration shall be divided equally between the parties.

(b)        Each amount due pursuant to Subsection 4(a) above and each other amount payable by Sublessee hereunder, unless a date for payment of such amount is provided for elsewhere in this Sublease, shall be due and payable on the later to occur of (i) the tenth day following the date on which Lessor or Sublessor has given notice to Sublessee of the amount thereof, or (ii) the fifth day prior to the date on which any such amount is due and payable under the Prime Lease.

(c)        All amounts other than Base Rent payable to Sublessor under this Sublease shall be deemed to be “Additional Rent” due under this Sublease. All past due installments of Base Rent and Additional Rent shall bear interest from the date due until paid at the “Interest Rate,” as defined in the Prime Lease.

5.	AS-IS Condition of Subleased Premises; Maintenance.

(a)        Sublessee acknowledges that Sublessee has been in possession of and occupying the Subleased Premises prior to the Effective Date and that Sublessee accepts the Subleased Premises, in their AS-IS, WHERE-IS condition, subject to all faults, and without any express or implied representation or warranty from Sublessor of any kind whatsoever. Sublessee’s possession of the Subleased Premises shall be conclusive evidence against Sublessee that the Subleased Premises were in good order and satisfactory condition as of the date of this Sublease. Except as otherwise provided herein, no promise of Sublessor to alter, remodel or improve the Subleased Premises, and no representation concerning the condition of the Subleased Premises or the Building, have been made by Sublessor to Sublessee. Upon the expiration of the Term or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor, and any improvements, fixtures, equipment, alterations, decorations and additions in or to the Subleased Premises in the condition required by the Prime Lease, ordinary wear and tear, condemnation or casualty excepted, and Sublessee shall remove any improvements or other items if required pursuant to the Prime Lease. Notwithstanding anything to the contrary contained herein, Sublessee shall not be required to remove improvements that exist on the date of this Sublease or are hereafter consented to by Lessor or Sublessor, unless removal is specified in writing at the time such consent is given.

Upon request of Sublessee, Sublessor shall execute and deliver any real estate consent or waiver forms submitted by any vendors, lessors, chattel mortgagees, or holders of a security interest in or owners of any trade fixtures, signs, equipment, furniture or other personal property of any kind and description kept or installed in the Subleased Premises setting forth the fact that the Sublessor waives, in favor of such vendor, lessor, chattel mortgagee, or holder or owner, any lien claim, interest or other right therein of Sublessor which might otherwise be superior to that of such vendor, lessor, chattel mortgagee, owner or holder; provided that such consent or waiver form shall contain commercially reasonable terms and shall be reasonably acceptable to Sublessor. Sublessor shall further acknowledge that the property covered by such consent or waiver forms is personal property, and is not to become part of the realty no matter how affixed thereto, and that such property may be removed from the Subleased Premises by the vendor, lessor, chattel mortgagee, owner or holder at any time upon default, and in accordance with the terms of such chattel mortgage or other similar documents, free and clear of any claim or lien of Sublessor.

(b)        Sublessee shall, throughout the Term, maintain the Improvements (as defined in Section 11 below) and its fixtures, equipment and personal property in the Subleased Premises in good working condition and repair. Sublessor shall, throughout the Term, maintain the Subleased Premises in good working condition and repair (reasonable wear and tear and casualty excepted) as provided in the Prime Lease (and subject to reimbursement by Sublessee of its Proportionate Share as provided in Section 4 above), including, without limitation, routine maintenance of the foundations, floors, exterior walls, roof and any other structural elements of the Subleased Premises, and the interior of the Subleased Premises. Sublessee shall keep the Subleased Premises lien free and in compliance with all applicable laws, building codes and regulations. Sublessee shall not be required to perform any alterations or improvements necessary to comply with any applicable laws, ordinances, or regulations unless such compliance shall be required by reason of (1) any alterations or improvements made by Sublessee or on behalf of Sublessee; (2) Sublessee’s particular use, manner of use or occupancy of the Subleased Premises (as opposed to mere general office use in compliance with this Sublease); or (3) any breach of Sublessee’s obligations under this Sublease.

6.	The Prime Lease.

(a)        Sublessee shall comply with all obligations of “Lessee” under the Prime Lease with respect to the Subleased Premises and Sublessee’s use of the common areas;

(b)        Sublessee shall not make any changes, alterations or additions in or to the Subleased Premises, except as permitted by this Sublease or as otherwise permitted by Sublessor in its reasonable discretion;

(c)        If Sublessee desires to take any action and the Prime Lease would require that Sublessor obtain the consent of Lessor before undertaking any action of the same kind, Sublessee shall not undertake the same without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, provided that Sublessor may condition its consent on the consent of Lessor being obtained and may require Sublessee to contact Lessor directly for such consent;

(d)        All rights given to Lessor by the Prime Lease to enter the Subleased Premises shall also inure to the benefit of Sublessor and its agents and representatives with respect to the Subleased Premises;

(e)        Sublessor shall also have all other rights, privileges, options, reservations and remedies granted, allowed or held by Lessor under the Prime Lease;

(f)        Sublessee shall maintain insurance of the kinds and in the amounts required to be maintained by “Lessee” under the Prime Lease, and shall provide Sublessor with copies of all insurance policies, binders, and all communications received from the Sublessee’s insurance companies. All policies of liability insurance shall name as additional insureds the Lessor and Sublessor and their respective officers, directors and agents;

(g)        Sublessee shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be canceled or terminated;

(h)        Sublessee shall not assign, sublet, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Sublease or any interest of Sublessee in this Sublease, by operation of law or otherwise, or permit the use of the Subleased Premises or any part thereof by any persons other than Sublessee and Sublessee’s employees without Sublessor’s prior written consent, which consent may be withheld or granted at Sublessor’s reasonable discretion. Notwithstanding the foregoing, Sublessee shall have the right to assign this Sublease, sublet the Subleased Premises, or otherwise transfer Sublessee’s interest under the Sublease to: (i) any parent, affiliate or subsidiary entity of Sublessee, (ii) any entity resulting from a merger, spin off or split up involving Sublessee or its parent entity, if any, (iii) any person or entity acquiring substantially all of Sublessee’s assets or stock, or (iv) any franchisee of Sublessee or Sublessee’s parent, provided, however, that no such assignment or sublease shall release Sublessee from its obligations under this Sublease unless such release is consented to by Sublessor in writing.

(i)        Neither Base Rent nor Additional Rent shall abate by reason of any damage to or destructions of the Subleased Premises, the Building, or any part thereof, unless and then only to the extent that rental and such other payments actually abate under the Prime Lease with respect to the Subleased Premises on account of such event. To the extent that Sublessor under the Prime Lease becomes entitled to a rent abatement or reduction under the terms of the Prime Lease by reason of fire, casualty, interruption of services, condemnation or otherwise, and the same results in Sublessor being fully or partially relieved of the obligation to pay rent with respect to the Subleased Premises, Sublessee shall be similarly relieved hereunder and, if Sublessee has already paid the rent in question, rebated accordingly;

(j)        Sublessee shall not have any right to exercise, or require Sublessor to exercise, any option under the Prime Lease, including without limitation, any option to extend the term of the Prime Lease; provided, however, that if Sublessee exercises the Option and Sublessor does not exercise its Option under the Prime Lease, then this Sublease shall be a direct lease between Sublessee and Lessor, as described in the Consent attached to this Sublease as Exhibit “C”;

(k)        In the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control;

(l)        Sublessor does not assume and shall not have any of the obligations or liabilities of Lessor under the Prime Lease. Sublessor is not making the representations or warranties, if any, made by Lessor in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Lessor under the Prime Lease, Sublessor’s sole obligation with respect thereto shall be to request the same, upon written request from Sublessee, and to use reasonable efforts to obtain the same from Lessor. Sublessor shall not be liable in damages, nor shall rent abate under this Sublease, for or on account of any failure by Lessor to perform the obligations and duties imposed on it under the Prime Lease;

(m)        Sublessor represents and warrants to Sublessee that the Prime Lease is unmodified and in full force and effect and that, to its knowledge, no default exists on the part of any party to the Prime Lease; and

(n)        Nothing contained in this Sublease shall be construed to create privity of estate or contract between Sublessee and Lessor.

7.        Default by Sublessee and Sublessor; Non-Disturbance.

(a)        Upon the happening of any of the following, Sublessee shall he deemed to be in default under this Sublease, and Sublessor may exercise any and all rights and remedies available to it under this Sublease, at law or in equity, and any and all rights and remedies available to Lessor set forth in the Prime Lease:

(i)        Sublessee fails to pay any Base Rent or Additional Rent within five (5) days after the date it is due, provided, however, that Sublessee shall be entitled to written notice of non-payment on the first occasion during any calendar year any payment is not timely paid and Sublessee shall not be in default under this Sublease if such sum is paid within five (5) days of written notice of non-payment from Lessor.

(ii)        Sublessee fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for fifteen (15) days after notice thereof from Sublessor to Sublessee; or

(iii)        Any other event occurs which involves Sublessee or the Subleased Premises and which would constitute a default under the Prime Lease.

(b)        In the event Sublessee fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Sublessee, Sublessor may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Sublessee to do so). In such event, amounts so paid and amounts expended in undertaking such performance shall be Additional Rent under this Sublease, together with all costs, expenses and attorneys’ fees incurred by Sublessor in connection therewith, plus interest on all such amounts at the Interest Rate.

(c)        Sublessor, upon thirty (30) days prior written notice to Sublessee, may offset any payments due Sublessee pursuant to any past, present, or future contract between the parties or their affiliates, including but not limited to that certain Asset Purchase and Forward Flow Agreement dated June 2, 2005 (among Midland Funding LLC, Jefferson Capital Systems, LLC and Sublessee), against any costs, damages, expenses, claims or other liabilities actually incurred by Sublessor arising out of or related to (i) Sublessee’s failure to pay rent (provided that Sublessor’s offset right shall be limited to an amount equal to twelve (12) months’ rent) and (ii) Sublessee’s failure to repay any portion of the Amortized Cost of Improvements (defined below).

(d)        Sublessor shall use its commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from Lessor and Lessor’s mortgagee, if any, in a commercially reasonable form reasonably acceptable to Sublessee, pursuant to which Sublessor and its mortgagee, if any, agrees to recognize this Sublease and Sublessee’s rights hereunder (so long as Sublessee is not in default hereunder beyond any applicable notice and cure period) in the event of a termination of the Prime Lease or foreclosure or default under any mortgage secured by the Real Estate.

8.        Nonwaiver. Failure of Sublessor to declare any default or Sublessor’s delay in taking any action in connection therewith shall not waive such default. No receipt of moneys by Sublessor from Sublessee after the termination in any way of the term or of Sublessee’s right of possession of the Subleased Premises or after the giving of any notice shall reinstate, continue or extend the term or affect any notice given to Sublessee or any suit commenced or judgment entered prior to receipt of such monies, or waive any default by Sublessee hereunder.

9.        Cumulative Rights and Remedies. All rights and remedies of Sublessor under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

10.        Waiver of Claims and Indemnity.

(a)        Sublessor and Sublessee and their respective officers, directors, partners, agents and employees waive any rights of recovery against the other for injury or loss due to hazards covered by its own insurance or insurance required to be maintained by them pursuant to this Sublease or the Prime Lease, other than by reason of gross negligence or willful misconduct and except in any case which would render this release and waiver void under the law. Sublessor and Sublessee intend, and hereby agree, that the risk of loss or damage to property shall be borne by the parties’ respective insurance carriers, and that they shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which insurance is carried or is required to be carried by such parties.

(b)        Sublessee agrees to indemnify, defend, and hold Sublessor harmless from any and all liability or expense (i) resulting from Sublessee’s use of the Subleased Premises or the common areas related thereto, (ii) incurred in connection with Lessor’s Work (defined below), and (iii) in connection with Sublessee’s violations of this Sublease. Sublessor agrees to indemnify and hold Sublessee harmless from and against any claim, loss, damage, liability or expense (i) arising out of or resulting from any Sublessor’s use of the Leased Premises or the common areas related thereto, and (ii) in connection with Sublessor’s violations of the Prime Lease or this Sublease.

11.        Improvements. Sublessee desires to have Sublessor cause to be constructed certain improvements to the Subleased Premises described on the attached Exhibit “D” (as may be amended prior to commencement of construction) (the “Improvements”). Sublessor agrees to use reasonable efforts to cause the construction of the Improvements commencing promptly following the full execution of this Sublease and approval of the Plans and Construction Contract as described below. The cost of the Improvements shall be amortized at an annual interest rate of 8% (the “Amortized Cost of Improvements”) over the Term and repaid by Sublessee as Additional Rent. If the Improvements are completed prior to the Commencement Date, the Amortized Cost of Improvements shall be amortized over a five (5) year period and Sublessee shall commence repayment of the Amortized Cost of Improvements on the first day of the first calendar month following completion of the Improvements. If Sublessee fails to pay any installment of the Amortized Cost of Improvements and such failure continues for fifteen (15) days after written notice thereof, then the entire unpaid principal balance and all accrued interest on the Amortized Cost of Improvements shall be immediately due and payable.

The Improvements shall be constructed in accordance with plans and specifications (“Plans”) and a construction contract with Sun-Com Construction Services as general contractor (“Construction Contract”) approved by Sublessor and Sublessee. The Construction Contract shall provide for (1) a guaranteed maximum price, (2) an open book contract (subject to audit rights), (3) competitive bidding for the major trades with at least two subcontractors (4) a one year warranty for all work and materials (and an assignment to Sublessor and Sublessee of any manufacturers warranties); (5) a construction schedule designed to complete the Improvements as soon as reasonably practicable and to minimize interference with the conduct of Sublessee’s business in the Subleased Premises; (6) a punch list procedure for completion of items within thirty days after substantial completion of the work; (7) requiring approval by Sublessor and Sublessee in the form of a written change order for material changes in the work or the contract price; and (8) a provision that Sublessee shall be a third party beneficiary of the contractor’s warranties. Sublessor shall not be entitled to any supervision or other fee in connection with the Improvements. Sublessee has approved the contractor who will construct the Improvements (the “Contractor”), and Sublessee agrees that Sublessor shall not be liable for any acts or omissions of the Contractor or any defects in the construction of the Improvements.

12.        Brokerage Commissions. Each party represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with this Sublease, excepting only Sublessee’s brokers, Irving Hughes and CresaPartners (Ann Hansen), and Sublessor’s broker, CB Richard Ellis (Brian Wasserman), whose commissions (the “Brokerage Commissions”) shall be paid by Sublessor in accordance with an existing written agreement entered into between them, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder’s or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

13.        Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublessor and shall be binding upon and inure to the benefit of the successors of Sublessee and, to the extent any such assignment may be approved, Sublessee’s assigns. In the event that Sublessor assigns its rights as Lessee under the Prime Lease, Sublessor may also assign its rights under the Sublease to Sublessor’s assignee provided that Sublessor’s assignee agrees to be bound by the provisions of the Sublease. Any such assignment and assumption shall release Sublessor from any liability occurring under this Sublease following such assignment and assumption.

14.        Agreement. This Sublease contains all the terms, covenants, conditions and agreements between Sublessor and Sublessee relating in any manner to the rental, use and occupancy of the Subleased Premises. The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by Sublessor and Sublessee.

15.        Notices. Notices and demands required or permitted to be given by either party to the other shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid; provided, however, that all notices of default shall be served either by personal delivery with a receipt requested or by overnight air courier service, addressed as follows:

If to Sublessor:

16 McLeland Road

St. Cloud, MN 56303

Attn: Rich Dockendorf

With a copy to:

c/o CompuCredit

5 Concourse Parkway, Suite 400

Atlanta, GA 30328

Attn: Rohit H. Kirpalani, General Counsel

If to Sublessee:

Encore Capital Group, Inc.

8875 Aero Drive, Suite 200

San Diego, CA 92123

Attn: General Counsel

With a copy to:

16 McLeland Road

St. Cloud, MN 56303

Attn: Site Manager

Notices and demands shall be deemed to have been given the second day following the day of mailing, if mailed, or if made by personal delivery or by overnight air courier service, then upon such delivery or attempted delivery. Either party may change its address for receipt of notices by giving written notice to the other party.

16.        Authority of Sublessee, etc. Sublessee represents and warrants to Sublessor that this Sublease has been duly authorized, executed and delivered by and on behalf of Sublessee and constitutes the valid, enforceable and binding agreement of Sublessee.

17.        Intentionally Omitted.

18.        Mechanics’ Liens. If any liens are filed against the Real Estate as a result of or in connection with services or materials provided to or for the benefit of Sublessee, if Sublessee, within ten (10) days after such filing, does not release the same of record or provide Sublessor with a bond or other security, satisfactory to Sublessor, protecting Sublessor and the Real Estate against such liens, Sublessor, without waiving its rights and remedies based upon such breach by Sublessee and without releasing Sublessee from any obligation under this Sublease, may cause such liens to be released by any means Sublessor deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Sublessee will reimburse Sublessor, as Additional Rent, for all amounts Sublessor pays (including, without limitation, reasonable attorneys’ fees and costs), plus interest at the Interest Rate.

19.        Termination Option. Sublessee will have the right to terminate this Sublease (the “Termination Option”) effective anytime following July 1, 2011, by providing twelve (12) months prior written notice to Sublessor, provided that Sublessee is not in default under this Sublease at the time of exercise of the Termination Option or on the effective date of any such termination: provided, further, that in the event that Sublessor exercises its Termination Option pursuant to Section 34 of the Prime Lease, Sublessor shall so notify Sublessee, and Sublessee will have the right, by written notice to Sublessor given within thirty (30) days after Sublessee’s receipt of Sublessor’s termination notice, to exercise this Termination Option to terminate this Sublease effective as of the early termination date of the Prime Lease. A sublease termination fee shall be paid to Sublessor prior to the effective date of such early termination equal to (i) 105% of the unamortized portion of the Amortized Cost of Improvements and (ii) 105% of the unamortized portion of the Brokerage Commissions calculated, as of the early termination date, on a straight-line basis over the Initial Term.

20.        Exhibits. The Exhibits attached to this Sublease are incorporated into this Sublease by this reference.

21.        Examination. Submission of this instrument for examination or signature by Sublessee does not constitute a reservation of or option for the Subleased Premises or in any manner bind Sublessor, and no lease, sublease or obligation of Sublessor shall arise until this instrument is signed and delivered by Sublessor and Sublessee.

22.        Validity. If any covenant, condition, provision, term or agreement of this Sublease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Sublease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

23.        Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be an original but all of which together shall be deemed to constitute a single agreement. Separate signature pages may be attached to a copy of this Sublease in order to form a fully-executed document.

24.        Survival. The terms of Section 7 and the parties respective indemnification obligations under this Sublease shall indefinitely survive the expiration or earlier termination of this Sublease.

25.        Definitions. Except as otherwise defined herein, all capitalized terms used in this Sublease shall have the same meaning as defined in the Prime Lease.

26.        Additional Terms. Notwithstanding anything to the contrary contained in this Sublease:

(a)        Whenever the term “default” is used herein, the same means a default beyond any applicable notice and cure period.

(b)        Sublessor agrees to pay all Rent and perform all of its obligations under the Prime Lease as and when due. Sublessor shall not agree to an amendment to the Prime Lease which might have a material and adverse effect on Sublessee’s occupancy or use of the Subleased Premises unless Sublessor shall obtain Sublessee’s prior written approval thereof. If Sublessor receives a written notice of default from Lessor, Sublessor shall promptly furnish a copy of the notice to Sublessee and if Sublessor does not cure such default at least two (2) business days before the expiration of the applicable cure period, Sublessee shall have the option (but not the obligation) to cure the default on behalf of Sublessor and to deduct the reasonable costs thereof from Base Rent next coming due under this Sublease.

(c)        Sublessee may continue to use and display its existing signs at the Subleased Premises. Sublessor shall use commercially reasonable efforts to cause the Lessor to permit installation of such additional or replacement signs at the Subleased Premises, at Sublessee’s sole cost, as reasonably requested by Sublessee from time to time.

(d)        Except as otherwise provided in this Sublease to the contrary, wherever the consent, approval or permission of either Sublessor or Sublessee is required by the provisions of this Sublease, such party shall not unreasonably withhold, condition or delay such consent or approval.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the Effective Date.

SUBLESSOR

FMT Services, Inc.

By:	/s/ Rick Gilbert
Name:	Rick Gilbert
Title:	Chief Operating Officer

SUBLESSEE

Encore Capital Group, Inc.

By:	/s/ J. Brandon Black
Name:	J. Brandon Black
Title:	President and Chief Executive Officer

EXHIBIT A

Prime Lease

EXECUTION VERSION

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into effective as of October 1, 2007, by and between Sundance III, LLC, a Minnesota limited liability company (hereinafter called “Lessor”), and FMT Services, Inc., a Nevada corporation (hereinafter called “Lessee”).

WITNESSETH, that

1.        Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the entire building (the “Building”), consisting of approximately 109,000 square feet of Rentable Area (the “Leased Premises”), which is located on the real estate commonly known as 14 and/or 16 McLeland Road, St. Cloud, MN 56303 and legally described as Sect-09 Twp-124 Range- 028, SUNDANCE COMMERCIAL DISTRICT, Lot-002 Block-001, Stearns County, Minnesota (the “Real Estate”).

Throughout the Lease Term (defined below) and any extensions or renewals thereof, Lessee and Lessee’s employees and customers shall have the exclusive right to use the parking lot and grounds on the Real Estate.

2.        Term. The initial term of this Lease (the “Initial Lease Term”) shall commence on the July 1, 2008. The Initial Lease Term shall continue for a period of five (5) years and expire at 11 :59 p.m. on the last day of June in the year 2013.

3.        Extended Term. The Initial Lease Term may be extended, at the option of Lessee (the “Option”), for one (1) successive period of five (5) years (the “Extended Term”). The Initial Lease Term, together with the Extended Term, if any, shall be referred to in this Lease as the “Lease Term.” Lessee may extend the Lease Term for the Extended Term by written notice of its exercise of the Option to Lessor on or before December 31, 2012 (the “Option Exercise Deadline”). It is the intention of the parties to avoid forfeiture of Lessee’s right to exercise its Option through its inadvertent or negligent failure to give notice of exercise of the Option prior to the Option Exercise Deadline. If Lessee fails to give timely written notice of exercise of the Option, the Option shall nevertheless remain in full force and effect for a period of ten (10) business days after written notice from Lessor, subsequent to the Option Exercise Deadline, advising Lessee that notice of its exercise of the Option has not been received. The Extended Term shall be upon the same terms, covenants, and conditions as provided in this Lease for the Initial Term. Any termination of this Lease during the Initial Term or any Extended Term shall terminate all rights of any further extensions hereunder.

4.        Base Rent. Lessee shall pay on the first day of each month to Lessor during the Lease Term as monthly “Base Rent” for the use and occupancy of the Leased Premises one-twelfth of the product of: (i) Three and 00/100 Dollars ($3.00) times the number of square feet of Rentable Area of the Leased Premises during the First Lease Year, (ii) Three and 9/100 Dollars ($3.09) times the number of square feet of Rentable Area of the Leased Premises during the Second Lease Year, (iii) Three and 18/100 Dollars ($3.18) times the number of square feet of Rentable Area of the Leased Premises during the Third Lease Year, (iv) Three and 28/100 Dollars

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($3.28) times the number of square feet of Rentable Area of the Leased Premises during the Fourth Lease Year, and (v) Three and  38/100 Dollars ($3.38) times the number of square feet of Rentable Area of the Leased Premises during the Fifth Lease Year. Rent Payments are due on or before the 1st of the month in which they are due. Rent received later than the 7th of the Month will incur a late payment penalty of 1% of the total unpaid Rent and CAM Costs (defined below) (the “Late Payment Penalty”). Postage Date will be considered the Payment Date. Notwithstanding anything to the contrary in this Section 4, the Late Payment Penalty shall not be imposed on the first occasion during any calendar year any payment is not timely paid if such sum is paid within five (5) days of written notice of non-payment from Lessor.

The Base Rent rate for the Extended Term, if any, shall be based upon the Fair Market Value (FMV) of the Base Rent at the time of exercise of the Option, which shall be mutually agreed upon by Lessor and Lessee. If Lessor and Lessee cannot come to an agreement on the FMV, then an they shall select a mutually agreeable independent real estate professional (the “Neutral”) to determine the Base Rent for the first year of the Extended Term, and the fees imposed by the Neutral shall be shared equally by Lessor and Lessee. Base Rent for each subsequent year during the Extended Term shall increase by three percent (3%) over the Base Rent payable for the preceding year.

5.        Security Deposit. A security deposit of the last month’s Base Rent shall be due and payable upon execution of this Lease (the “Security Deposit”). Lessor shall hold the Security Deposit to secure the performance by Lessee of its obligations under this Lease. Provided that Lessee is not then in default under this Lease, the Security Deposit will be credited towards the last month’s Base Rent of the Initial Lease Term, or returned to Lessee within ten (10) days after the expiration of this Lease or the earlier termination thereof.

6.        Use. Lessee shall use the Leased Premises for general business purposes in compliance with applicable law.

7.        Alterations. Lessee shall make no structural alterations, additions or changes in the Leased Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessee shall have the right without Lessor’s consent (but Lessee shall notify Lessor in advance of the scope of the work it intends to perform) to perform from time to time interior, nonstructural, non-utility improvements, alterations, additions, and painting and/or decorating to the interior of the Leased Premises. Any permanent alterations or additions to the Leased Premises (but excluding all of Lessee’s trade fixtures, equipment and personal property) shall remain in the Leased Premises and shall become Lessor’s property at the expiration of the Lease or any earlier termination thereof.

8.        Fixtures. Lessor agrees that all trade fixtures, signs, equipment, furniture, or other personal property of whatever kind and nature kept or installed on the Leased Premises by Lessee shall not become the property of Lessor or a part of the Leased Premises no matter how affixed to the Leased Premises, and may be removed by the Lessee at any time and from time-to-time during the entire Term of this Lease, provided, however, that any permanent capital improvements to the Building which are paid for by Lessee shall not be removed by Lessee upon the termination of this Lease, but the title to same shall revert to the Lessor. The Lessee

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may remove trade fixtures, signs, equipment, furniture, or other personal property of whatever kind, provided Lessee shall repair the floors, ceilings, plumbing, electrical service, and heating system disrupted by such removal and leave the same in good working condition.

Upon request of Lessee, Lessor shall execute and deliver any real estate consent or waiver forms submitted by any vendors, lessors, chattel mortgagees, or holders of a security interest in or owners of any trade fixtures, signs, equipment, furniture or other personal property of any kind and description kept or installed in the Leased Premises setting forth the fact that the Lessor waives, in favor of such vendor, lessor, chattel mortgagee, or holder or owner, any lien, claim, interest or other right therein of Lessor which might otherwise be superior to that of such vendor, lessor, chattel mortgagee, owner or holder. Lessor shall further acknowledge that the property covered by such consent or waiver forms is personal property, and is not to become part of the realty no matter how affixed thereto, and that such property may be removed from the Leased Premises by the vendor, lessor, chattel mortgagee, owner or holder at any time upon default, and in accordance with the terms of such chattel mortgage or other similar documents, free and clear of any claim or lien of Lessor.

9.        Insurance. Lessee shall at its own cost and expense, maintain commercial liability insurance, insuring against claims for bodily injury, death or property damage occurring in or within the Leased Premises with limits of not less than One Million Dollars ($1,000,000.00), in respect to injury or death of one person, or any one accident and to the limit of full insurable value in respect to property damage. Such liability insurance policy shall designate Lessor and/or Lessor’s Mortgagee, as requested by Lessor, as an additional insured.

Lessor shall at all times during the Term of this Lease procure and maintain “All Risk” property insurance on the Lease Premises, all improvements thereon and all of the leasehold improvements therein for the full insurable value thereof. The cost of such property insurance shall be a CAM Cost (defined below). Lessee shall at all times during the Lease Term procure and maintain at Lessee’s expense, “All Risk” property insurance on all of Lessee’s personal property, including removable trade fixtures, located in the Leased Premises for the full insurable value thereof.

10.        Compliance with Laws. Lessee shall, at its own expense, comply with all of the requirements of Federal, State and Municipal authorities now in force or which may hereafter be in force pertaining to Lessee’s particular use of the Leased Premises, and shall faithfully observe in said use all Municipal ordinances and State and Federal statutes now in force or which shall hereinafter be in force.

11.        Assignment and Subletting. Lessee shall not assign or in any manner encumber this Lease, nor sublet the whole or any part of the Leased Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessee shall have the right to assign the Lease, sublet the Premises or otherwise transfer Lessee’s interest under the Lease to: (i) any parent, affiliate or subsidiary entity of Lessee, (ii) any entity resulting from a merger, spin off or split up involving Lessee or its parent entity, if any, (iii) any person or entity acquiring substantially all of Lessee’s assets or stock, or (iv) any franchisee of Lessee or Lessee’s parent. Lessor consents to Lessee subleasing portions of the Leased Premises to Encore Capital Group, Inc., its affiliates, successors and assigns (“Encore”).

EXECUTION VERSION

12.        Indemnification. Lessee agrees to indemnify and hold Lessor harmless from any and all liability resulting from Lessee’s use of the Leased Premises or resulting from any repairs or alterations which Lessee may make upon the Leased Premises. Lessor agrees to indemnify and hold Lessee harmless from and against any claim, loss, damage, liability or expense arising out of or resulting from any affirmative act, negligence, or omission of the Lessor or its agents, contractors, subcontractors or employees, or resulting from any repairs or alterations which Lessor may make upon the Leased Premises.

13.        Right to Enter. Lessor, or Lessor’s authorized agent or attorney, may, after reasonable notice to Lessee’s manager, during normal business hours, enter upon the Leased Premises for the purpose of inspecting or maintaining the same or to make repairs, or to make such improvements in the Leased Premises or other premises in the Building as the Lessor may deem proper and there shall be no abatement of rent nor shall Lessor be liable for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned. However, if Lessor makes repairs, alterations and improvements, and any such repairs, alterations and improvements cause Lessee to close its business for a certain period of time due to loss of business as a result of such repairs, alterations and improvements, then Lessee shall be entitled to a reasonable abatement of the Base Rent and all other amounts which Lessee is obligated to pay under this Lease for the period of time during which Lessee can not reasonably use the Leased Premises for the conduct of Lessee’s business. The rights reserved by Lessor pursuant to this Section 13 shall not be exercised in such a manner so as to materially interfere with Lessee’s use of the Leased Premises, and Lessor shall use reasonable efforts to coordinate such entry to avoid any such interference.

14.        Waiver of Subrogation. Lessor and Lessee hereby release each other from and covenant that neither shall be liable to the other, the other’s insurance carrier or carriers, or anyone claiming under or through the other for all liability for loss or damage whatsoever occasioned to property owned by said parties which is caused by or might be incident to or may be the result of fire or any other casualty against loss for which either party is covered by fire, extended coverage or other insurance policies, to the extent of such coverage, regardless of the cause or origin of such loss or damage, specifically including the negligence of the other party, the other’s agents, employees, invitees or guests. Provided, however, that this waiver shall apply only when it will not exclude or reduce any benefits which would otherwise be payable under any policy of insurance.

15.        Utilities. Lessee shall pay for all utilities used in the Leased Premises including, but not limited to, electricity, gas, water, and waste water and sewage disposal.

EXECUTION VERSION

16.        Repairs and Maintenance.

(a) Subject to subsection (b) below, Lessee agrees, throughout the Lease Term, to maintain the Leased Premises in good working condition and repair (reasonable wear and tear and Casualty (defined below) excepted), including, without limitation, all of the common areas, parking lot (including the snow removal and treatment of ice, and routing maintenance of the parking lot, excluding resurfacing and re-striping thereof), landscaping, and routine maintenance of the foundations, floors, exterior walls, roof and any other structural elements of the Building and the Leased Premises, and the interior of the Leased Premises. Unless otherwise stipulated herein, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Leased Premises during the Lease Term.

(b) Lessor agrees to repair and replace (but not perform routine maintenance), as necessary, the parking lot (including resurfacing, re-striping, and replacing as reasonably necessary), foundations, floors, exterior walls, roof and all other structural elements of the Building and the Leased Premises upon the request of Lessee. Any such item shall be deemed to require replacement if the cost to repair is estimated to be at least thirty percent (30%) of the replacement cost. Lessor’s costs for such repairs and replacements shall be reimbursed by Lessee pursuant to subsection (c) below, provided, however, that if the cost of any single improvement exceeds $25,000, such expense shall be amortized over the useful life of the improvement at an interest rate of eight percent (8%) and only the amortized cost of such improvement shall be included in CAM Costs each Lease Year. Lessee, may, at Lessee’s option, perform such repairs and replacements and receive reimbursement from Lessor of all costs incurred by Lessee in connection therewith within fifteen (15) days of Lessor’s receipt of Lessee’s invoice. Such reimbursement by Lessor shall not affect Lessee’s obligations to repay such amounts in accordance with subsection (c) below.

(c) Lessee shall pay to Lessor on the first day of each of the first ten (10) calendar months (January thru October) throughout the Lease Term an amount equal to one tenth of the annual Common Area Maintenance Costs (“CAM Costs”) for the Leased Premises. For purposes of this Lease, the CAM Costs for the Leased Premises shall mean (i) the real estate taxes and installments of special assessments which are payable for the Real Property, (ii) the cost of the “All Risk” property and liability insurance to be maintained by Lessor for the Leased Premises, and (iii) all reasonable costs relating to or incurred or paid by Lessor in connection with the operation, repair and maintenance of the Leased Premises.

(d) At Lessee’s request, Lessor shall provide Lessee with supporting documentation for any element of the CAM Costs or any other charges passed through to Lessee under this Lease. In addition, no more than once each year, Lessee and/or Lessee’s representatives shall have the right following reasonable notice to Lessor to inspect and audit Lessor’s books and records pertaining to CAM Costs and any other charges passed through to Lessee under this Lease. Such inspection or audit shall take place at Lessor’s principal office for the Leased Premises. In the event any such inspection or audit indicates that Lessee has overpaid any charges under this Lease, Lessor shall credit such overpayment to the next charges due Lessor under this Lease or refund to Lessee if for the final year. The provisions of this section shall survive termination or expiration of this Lease.

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(e) Prior to the beginning of each calendar year, Lessor shall give Lessee notice of Lessor’s estimate of the CAM Costs for the Leased Premises for the upcoming calendar year. Within sixty (60) days after the end of each calendar year, Lessor shall submit to Lessee a statement setting forth (i) the total amount of the CAM Costs for the Leased Premises that were actually paid by Lessor during the preceding calendar year, (ii) the actual amount of CAM Costs which were paid by Lessee during such preceding calendar year, and (iii) the total amount of the actual CAM Costs which should have been paid by Lessee for the preceding calendar year, such statement to provide such detail and supporting documentation reasonably requested by Lessee. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or termination of the Lease Term), the party in whose favor there exists a difference, if any, between (x) Lessee’s CAM Costs for the Leased Premises (based on the costs actually incurred) for such calendar year, and (y) Lessee’s payments of estimated CAM Costs, shall pay the amount of such difference to the other. In the case of any amount owed by Lessor hereunder prior to the expiration of the Lease Term, Lessor may at its option make payment by issuance of a rent credit.

17.        Condemnation. If the entire Leased Premises or the Building in which the Leased Premises are located are taken by eminent domain or condemnation proceedings, this Lease shall automatically terminate as of the date of taking. In the event a portion of the Building or Leased Premises is taken by eminent domain or condemnation and such taking renders the Leased Premises unsuitable for the carrying on of Lessee’s business therein, in Lessee’s sole but reasonable discretion, Lessee shall have the right to terminate this Lease as of the date of such taking, provided Lessee gives written notice to Lessor within thirty (30) days after such taking. If a portion of the Building is taken by eminent domain or condemnation and this Lease is not thereby terminated, the Lessor shall, at Lessor’s expense, restore the Leased Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the Base Rent and other costs which Lessee is obligated to pay Lessor under this Lease shall abate during such time the Leased Premises are un-tenantable or partially un-tenantable, in the proportion that the un-tenantable portion of the Leased Premises bears to the entire Leased Premises, and Base Rent shall thereafter equitably adjust to reflect the reduced size of the Leased Premises. In the event of any condemnation as aforesaid, either whole or partial, Lessee shall not be entitled to any portion of the award paid for the condemnation and Lessor is to receive the full amount of such award, Lessee hereby expressly waiving any right or claim to any portion thereof, provided, however, that Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee on account of any and all damage to Lessee’s business by reason of the taking and for or on account of any cost or loss to which Lessee might be put in removing its furniture, fixtures, leasehold improvements and equipment.

18.        Destruction. If the Leased Premises or Building are damaged or destroyed by fire or other casualty (each a “Casualty”) so as to make the Leased Premises or any material portion of the Leased Premises un-tenantable and Casualty cannot be repaired within ninety (90) days of the date of such Casualty, Lessee shall have the right to terminate the Lease as of the date of such Casualty by giving to Lessor written notice of an intention to do so within thirty (30) days after the date of such Casualty. If such notice is not given or if the damage can be repaired within ninety (90) such days, the Lessor shall at Lessor’s own expense, restore the Building

EXECUTION VERSION

and Leased Premises to as near the condition which existed immediately prior to such Casualty, as reasonably possible, and the Base Rent and all other costs which Lessee is obligated to pay Lessor under this Lease shall abate during such time the Leased Premises are un-tenantable or partially un-tenantable, in the proportion that the un-tenantable portion of the Leased Premises bears to the entire Leased Premises

In addition, if the Casualty occurs less than two (2) years prior to the end of the Initial Term or less than two (2) years prior to the end of the Extended Term, Lessor may terminate this Lease, by written notice to Lessee, as of the Casualty if the restoration may not reasonably be completed within ninety (90) days after the Casualty. Notwithstanding the preceding sentence, if Lessor notifies Lessee of Lessor’s decision to terminate this Lease in the last two (2) years prior to the end of the Initial Term, Lessor’s termination notice shall void if within thirty (30) days of receipt of the termination notice Lessee notifies Landlord of Lessee’s exercise of the Option. If a termination notice is not given, the Lessor shall at Lessor’s own expense, restore the Building and Leased Premises to as near the condition which existed immediately prior to such Casualty, as reasonably possible, and the Base Rent and all other costs which Lessee is obligated to pay Lessor under this Lease shall abate during such time the Leased Premises are un-tenantable or partially un-tenantable, in the proportion that the un-tenantable portion of the Leased Premises bears to the entire Leased Premises; provided, however, that in the event the Leased Premises are not so restored within ninety (90) such days, Lessee may upon the expiration of said ninety (90) day period by notice to Lessor terminate this Lease as of the date of Casualty.

19.        Intentionally Omitted.

20.        Surrender. Upon the expiration or termination of the Lease Term, Lessee shall remove its goods and effects and those of all persons claiming under Lessee and shall quit and deliver up the Leased Premises, and all thereof, to Lessor peaceably and quietly, in as good order and condition as the same were in on the date the Lease Term commenced, reasonable wear and tear, damage by Acts of God and unforeseen causes, and loss by Casualty excepted.

21.        Holding Over. Should Lessee continue to occupy the Leased Premises after expiration of the Lease Term or any renewal or renewals hereunder, such tenancy shall be from month to month at a Base Rent of 1.25 times the Base Rent of the previous month.

22.        Default.

(a) Lessor hereby agrees that in case Lessee shall default in making its payments hereunder or in the observance or performance of any of Lessee’s other covenants, agreements, or obligations hereunder, or if Lessee shall be adjudged bankrupt or insolvent, or if a proceeding be commenced against Lessee for the purpose of subjecting the assets of Lessee to any law relating to bankruptcy or insolvency, Lessor shall give Lessee notice of such default Lessee shall cure such default, if it consists of the failure to pay rent or make any other money payment, within ten (10) days following the giving of such notice and the Lessee shall commence to cure any other default within thirty (30) days following the giving of such notice and shall diligently proceed and complete the curing within a reasonable time. If Lessee fails to cure such default after notice as hereinabove provided for, then, in that event, the Lessor may, in

EXECUTION VERSION

addition to rights or remedies available to Lessor by law, reenter into the Leased Premises and remove all persons and property therefrom, and at its option, terminate this Lease as to all future rights of Lessee and have, regain, repossess and enjoy the Leased Premises as in the first instance, anything herein to the contrary notwithstanding, and Lessee hereby waives the service of any notice in writing of intention to re-enter as aforesaid, and also all right of restoration to possession thereof. In case of any such termination, the Lessee will be liable for and will indemnify the Lessor against all loss of rents and other damage which Lessor may incur by reason of such termination during the residue of the Lease Term. If it is necessary for any party to retain the services of an attorney at law to enforce any of the terms, covenants or provisions hereof or to collect any sums due hereunder, the party which is in default of any of the terms, covenants and provisions hereof, or who has failed to make payment of the sums due, shall pay to the prevailing party the reasonable value of such services. Neither acceptance of rent by Lessor, with or without knowledge of default, nor failure by Lessor or Lessee to take action on account of any default hereunder or to enforce its rights hereunder shall be deemed a waiver of any default or right, and absent written notice or consent, said default shall be a continuing one.

(b) Lessor shall not exercise any remedies otherwise available to Lessor under this Lease and/or at law or in equity without having given the notices and allowed the cure periods expressly set forth in this Lease. Lessor shall in no event be entitled to accelerate rent. Lessor shall use reasonable efforts to mitigate damages resulting from any default by Lessee and, in no event, shall Lessor be entitled to double recovery of damages.

(c) Lessor shall not be deemed in default of any of its obligations hereunder unless and until Lessor shall have failed to commence performance of such obligations within thirty (30) days after notice in writing to Lessor by Lessee. In the event Lessor does not diligently proceed to cure such default upon notice, or if such default is not cured within a reasonable time, Lessee may at its option terminate this Lease or may incur any expense necessary to perform the obligation of Lessor specified in such notice and deduct such expense from the Base Rent and other charges owed to Lessor next becoming due. Notwithstanding anything to the contrary in this Section 22, in the event of an emergency, Lessee may take such actions that are reasonably necessary to protect persons or property without prior notice to Lessor.

23.        Cure. Anything contained herein to the contrary notwithstanding, if either party shall default in the observance or performance of any of its obligations, covenants or agreements hereunder wherein the default in the observance or performance of any of its obligations, covenants or agreements hereunder wherein the default can be cured by the expenditure of money, the other party may after notice as otherwise herein provided, but without any obligation on its part, and without limiting any other remedies which it may have by reason of such default, cure the default, charge the cost thereof to the other party and the other party shall pay the same forthwith upon demand, together with interest thereon at ten (10%) percent per annum (the “Interest Rate”). In addition, if Lessor fails to reimburse Lessee for any amount for which Lessee is entitled to reimbursement under this Lease, Lessee may deduct such amount, plus interest thereon at the Interest Rate from the date incurred until the date so offset, from the next accruing amounts of Base Rent due under this Lease, provided that in no event may Tenant deduct more than 50% of any single Base Rent payment (and if the total amount available for offset exceeds 50% of one month’s Base Rent, Lessee may carry forward the excess to future months, so long as Lessee never offsets more than 50% in any month).

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24.        Estoppel, Certificates and Subordination. Lessor and Lessee each agree that at any time during the Lease Term, within ten (10) business days after request by the other party, that it will execute, acknowledge and deliver to the requesting party or any prospective purchaser, assignee or mortgagee, an Estoppel Certificate in form reasonably acceptable to the requesting party.

Lessee shall, in the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Lessor covering the Leased Premises, pay any and all rental payments due hereunder to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this lease.

Lessee agrees that this Lease shall be subordinate to any mortgages or trust deeds now existing or that may hereafter be placed upon the Leased Premises or any part thereof and to any and all advances to be made thereunder and to the interest thereon and all renewals, refinancing, replacements and extensions thereof, but only if any such mortgagee or trustee agrees that if, by dispossession, foreclosure or otherwise, the holder thereof, or any successor in interest, shall come into possession of the Leased Premises, or shall become the owner of the Leased Premises, or take over the rights of Lessor in the Leased Premises, such holder will not disturb the possession, use or enjoyment of the Leased Premises by Lessee, its successors or permitted assigns, nor disaffirm this Lease or Lessee’s rights, or estate hereunder, so long as Lessee shall attorn to the said holder and all the obligations of Lessee are fully performed in accordance with this Lease. Upon request by Lessor or any other party in interest, Lessee shall execute and furnish promptly such instruments or certificates as may be requested to carry out the provisions of this Section.

If Lessee requests, then Lessor shall use its best efforts to promptly deliver to Lessee a commercially reasonable form of recognition and non-disturbance agreement, in recordable form, executed by all parties that hold a mortgage, deed of trust or other security interest in the Shopping Center that would be superior to Lessee’s leasehold interest under this Lease. Lessor shall use diligent efforts to provide Lessee with executed originals of such recognition and non-disturbance agreements.

25.        Quiet Enjoyment. Lessor covenants that Lessee, on paying the rent and CAM Costs and performing the covenants hereof, shall at all times during the Lease Term, peaceably and quietly have, hold and possess and enjoy the Leased Premises.

EXECUTION VERSION

26.        Signs. Lessee may place and maintain in and about the Leased Premises such neat and appropriate signs advertising its business as it shall desire. These signs shall be constructed and placed so as to not cause damage to the Leased Premises and so as to not be a health or safety hazard. All proposed exterior signs indicating and advertising Lessee’s use of the Leased Premises shall be subject to prior approval of the Lessor as to size, color, materials or construction, location, lighting and times when signs will be lit or illuminated, which approval shall not be unreasonably withheld, conditioned or delayed.

27.        Notices. Any notice required by the terms of this Lease to be given to the other party hereto shall be deemed to be duly given if addressed to such party by registered or certified mail at the address following:

If to Lessor:	Sundance III, LLC
1090 2nd Street South Suite 2 A Sartell, MN 56377

If to Lessee:	c/o CompuCredit
5 Concourse Parkway, Suite 400
Atlanta, GA 30328
Attn: Rohit H. Kirpalani, General Counsel

Or such other place as may be specified in writing by the party.

28.        Heirs, Assigns, Etc. Each provision herein shall bind and inure to the benefit of Lessor and Lessee as the case may be and to their respective heirs, executors, administrators and/or assigns and successors.

29.        Recording. If either of the parties hereto desire to record this Lease, the Lessor and Lessee agree to execute a short form of this lease, which short form Lease Lessor will cause to be recorded in the appropriate public office for that purpose.

30.        Noncompetition. During the Lease Term and any extensions or renewals thereof, Lessor shall not lease for use as, or permit any other space in the Building to be used for a call center or any other entity that may cause a competitive employment situation for Lessee.

31.        Tenant Improvements. Lessor is hereby obligated to complete all Tenant Improvements requested by Lessee, and to amortize the requested Tenant Improvement costs over the Lease Term at an annual interest rate of 8%. Lessor is also authorized to make any other Improvements to the Lease Premises that may be deemed necessary by Lessor at Lessor’s cost.

EXECUTION VERSION

32.        Facility Enhancements.

(a)        Lessee intends to perform the repairs and replacements identified on the attached Exhibit B (the “Facility Enhancements”). The Facility Enhancements performed by Lessee that are estimated to cost less than $25,000 shall be paid by Lessee without reimbursement or contribution by Lessor.

(b)        The Facility Enhancements performed by Lessee that are estimated to cost $25,000 or more (the “Amortized Facility Enhancements”) shall be initially paid for by Lessee, and Lessor shall reimburse Lessee, within fifteen (15) days of Lessor’s receipt of Lessee’s invoice, for the cost of the Amortized Facility Enhancements performed by Lessee in accordance with Exhibit B. The Amortized Facility Enhancements shall be amortized over the periods identified on Exhibit B at an annual interest rate of eight percent (8%) and Lessee shall repay the amortized cost of the Amortized Facility Enhancements through payment of CAM Costs during each year of the Lease Term.

33.        Brokerage. Lessor acknowledges that CBRE is acting as agent for Lessee and will be paid a Commission by the Lessor pursuant to a separate agreement executed on August 16, 2007.

34.        Termination Option. Lessee will have the right to terminate the Lease by providing twelve (12) months prior written notice to Lessor. A Lease termination fee equal to the 105% of the unamortized Tenant Improvements and Commissions shall be paid to Lessor prior to the effective date of such early termination.

35.        Captions and Pronouns. The captions and headings of the various Sections of this Lease have been inserted for convenience only and shall not in any manner be construed as confirming, affecting or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be interchangeable.

36.        Entire Agreement. This Lease together with the Exhibits attached hereto contain the entire agreement between the parties hereto with respect to the Leased Premises and the other matters addressed by this Lease and may not be modified, altered or amended in whole or in part unless reduced in writing and signed by both parties hereto.

37.        Counterparts. This Lease may be executed in one or more counterparts, each of which shall be an original but all of which together shall be deemed to constitute a single agreement. Separate signature pages may be attached to a copy of this Lease in order to form a fully-executed document.

EXECUTION VERSION

38.        Contingency. This Lease is contingent upon Assignee entering into a sublease with Encore or another party in accordance with Section 11 above (together with Encore, the “Sublessee”) that irrevocably commits Sublessee to sublease a portion of the Leased Premises from Lessee (the “Contingency”). Lessee shall work diligently and in good faith to satisfy the Contingency. In the event the Contingency has not been satisfied on or before 5:00 p.m. (Central) on October 31, 2007, then Lessee may terminate this Agreement by providing written notice to Lessor on or before such date, in which case this Lease shall terminate. If Lessee does not provide its written notice of termination by 5:00 p.m. (Central) on October 31, 2007, then this Contingency shall be deemed waived and this Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Lessor has executed this Lease to be effective as of the date first above written.

LESSOR:

Sundance III, LLC

By:	/s/ Stuart N. Swenson
Name:	Stuart N. Swenson
Title:	President

STATE OF MINNESOTA	)
)ss.
COUNTY OF Benton	)

On this 12th day of October, 2007 before me, a Notary Public with and for said County, personally appeared Stuart N. Swenson, to me personally known, who did say that Stuart N. Swenson is the President of Sundance III, LLC, the limited liability company described in and who executed the foregoing instrument and acknowledged that said instrument to be the free act and deed of said limited liability company.

/s/ Greg E. Goetz
Notary Public
My Commission Expires 1/31/2010

EXECUTION VERSION

IN WITNESS WHEREOF, Lessee has executed this Lease to be effective as of the date first above written.

LESSEE:

FMT Services, Inc.

By:	/s/ David M. Burton
Name:	David M. Burton
Title:	President

STATE OF MINNESOTA	)
) ss.
COUNTY OF Hennepin	)

On this 11th day of October, 2007 before me, a Notary Public, within and for said County, personally appeared David Burton, to me personally known who did say that he is the President of FMT Services, Inc., a Nevada corporation, described in and who executed the foregoing instrument and acknowledged that said instrument to be the free act and deed of said corporation.

/s/ Gayle S. Terry
Notary Public